Exhibit 10.39

THIRD AMENDMENT OF AMENDED AND RESTATED VENTURE LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT OF AMENDED AND RESTATED VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of June 29, 2012, is entered into by and among ENPHASE ENERGY, INC., a Delaware corporation (“Borrower”), HORIZON TECHNOLOGY FINANCE CORPORATION (“Horizon”), a Delaware corporation and HORIZON CREDIT I LLC (“HCI” and collectively with Horizon, “Lender”), a Delaware limited liability company, as assignee and holder of Advance (Loan A).

RECITALS

A. Pursuant to that certain Amended and Restated Venture Loan and Security Agreement dated as of March 25, 2011, as amended on June 30, 2011 and December 30, 2011 (as the same has been and may be further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) between Borrower and Lender, Lender, among other things, has (i) provided certain loans to Borrower as evidenced by (a) a certain Secured Promissory Note (Loan A) executed by Borrower in favor of Lender, dated as of March 11, 2010, in the original principal amount of Seven Million Dollars ($7,000,000.00) (“Note A”), (b) a certain Secured Promissory Note (Loan B) executed by Borrower in favor of Lender, dated as of March 25, 2011, in the original principal amount of Two Million Dollars ($2,000,000.00) (“Note B”) and (c) a certain Secured Promissory Note (Loan C) executed by Borrower in favor of Lender, dated as of September 23, 2011, in the original principal amount of Three Million Dollars ($3,000,000) (“Note C” and together with Note A and Note B, the “Notes”) and (ii) been granted a security interest in all assets of Borrower, except for Borrower’s Intellectual Property (as defined in the Loan Agreement) and certain specified equipment.

B. Borrower has now requested that Lender amend the restrictions on maintenance of bank accounts within the negative covenants of the Loan Agreement.

C. Lender is willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.	Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2.

Confirmation. Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing Obligations of Borrower to Lender, (ii) the Obligations to Lender under the Loan Agreement are secured by validly perfected security interests in all assets of Borrower, except for Borrower’s Intellectual Property, and with respect to Third Party Equipment, consistent with the provisions of Section 4.8 of the Loan Agreement, and (iii) Borrower has no cause of action, claim, defense or set off against the Lender in any way regarding or relating to the Loan Agreement or Lender’s actions thereunder and to the extent any such cause of action, claim, defense or set-off ever existed, it is waived and Lender is released from any claims of Borrower. Borrower represents and warrants that no Default or Event of Default has occurred and is continuing under the Loan Agreement.

3.	Amendment to Loan Agreement. Borrower and Lender hereby agree that Section 7.13 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“7.13 Maintenance of Accounts. (i) Maintain any deposit account or account holding securities owned by Borrower except (a) accounts with the lender providing Borrower with Indebtedness permitted under subsection (d) of the definition of Permitted Indebtedness or (b) accounts with respect to which Lender is able to take such actions as it deems necessary to obtain a perfected security interest in such accounts through one or more Account Control Agreements; or (ii) grant or allow any other Person (other than Lender) to perfect a security interest in, or enter into any agreements with any Persons (other than Lender) accomplishing perfection via control as to any of its deposit accounts or accounts holding securities other than in favor of the lender providing Borrower with Indebtedness permitted under subsection (d) of the definition of Permitted Indebtedness. Notwithstanding the foregoing: (1) Borrower may maintain deposit accounts containing up to twenty percent (20%) of its unrestricted cash in accounts held outside of the United States, and (2) Borrower may maintain a deposit account with Bank of the West, having an account number of 023496125 (the “Bank of the West Account”), provided that not more than Five Thousand Dollars ($5,000) is maintained by the Borrower in the Bank of the West Account.”

4.	Conditions to Effectiveness. Lender’s consent and agreement herein is expressly conditioned on all of the following:

(a) Borrower executing and delivering an executed copy of this Agreement; and

(b) Borrower’s agreement to pay, when invoiced, Lender’s in-house legal expenses in the amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) incurred in connection with the drafting, negotiation and execution of this Agreement.

5.

Effect of Agreement. On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall the Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by the Borrower. Except as amended above, the Loan Agreement remains in full force and effect.

6.	Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

7.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.

8.	Counterparts. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

9.	Integration. This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lender with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWER:
ENPHASE ENERGY, INC.

By:	/s/ Sanjeev Kumar
Name:	Sanjeev Kumar
Title:	Chief Financial Officer

LENDER:
HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

HORIZON CREDIT I LLC

By:	Compass Horizon Funding Company LLC, its sole member
By:	Horizon Technology Finance Corporation, its sole member

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer